UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): March 28, 2005


                        AMERICAN SOUTHWEST HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                      0-27947                   86-0800964
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(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


4225 N. BROWN AVE., SCOTTSDALE, ARIZONA                             85251
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(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (480) 946-4006

ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On March 28, 2005, the Board of Directors of American Southwest Holdings, Inc. (the "Registrant") approved the termination of Shelley International CPA ("Shelley") as the Registrant's certifying accountant and approved the engagement of Semple & Cooper, LLP ("S&C") as the Registrant's certifying accountant.

     Shelley had been Registrant's certifying accountant for the three prior fiscal years. During the past three years Shelley's report on Registrant's financial statements contained no adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles, except for a fourth explanatory paragraph regarding Registrant's "ability to continue as a going concern." Registrant had no disagreements with Shelley during the past three years and any subsequent interim periods preceding the date of dismissal on March 28, 2005 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Shelley, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

     Registrant did not consult with S&C prior to its engagement regarding the application of any accounting principles or any type of audit opinion that might be rendered by it.

     Registrant has made the contents of this Form 8-K filing available to Shelley and requested it to furnish a letter to the Securities and Exchange Commission as to whether Shelley agrees or disagrees with, or wishes to clarify Registrant's expression of their views. When Shelley furnishes such letter, the Registrant will file a copy of the letter as an exhibit to an amendment to this Form 8-K.

     Registrant has made the contents of this Form 8-K filing available to S&C and requested it to furnish a letter to the Securities and Exchange Commission as to whether S&C agrees or disagrees with, or wishes to clarify Registrant's expression of their views.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto authorized.

                                  AMERICAN SOUTHWEST HOLDINGS, INC.



Date: April 1, 2005               By: /s/ Alan Doyle
                                      -------------------------------------
                                      Alan Doyle
                                      President (Chief Executive Officer)


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